EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our Auditors’ report, dated March 28, 2019, accompanying the audited consolidated financial statements for the years ended December 31, 2018 and 2017 of United Cannabis Corporation. We hereby consent to the incorporation by reference of such report in the Company’s registration statements on Form S-8 (File No’s. 333-214253, 333-219134 and 333-222997).

/S/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, Colorado

March 28, 2019